HIRE QUEST, LLC

TABLE OF CONTENTS

Plante & Moran, PLLC

Suite 600

8181 E. Tufts Avenue

Denver, CO 80237

Tel: 303.740.9400

Fax: 303.740.9009

plantemoran.com

Independent Auditor's Report

To the Members
Hire Quest, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hire Quest, LLC as of December 31, 2018 and the related statements of income, Members' equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of Hire Quest, LLC as of December 31, 2018 and the results of its operations and its cash flows for the year ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Hire Quest, LLC is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 15, 2019

CHARLES A. NICHOLS

CERTIFIED PUBLIC ACCOUNTANT
PROFESSIONAL ASSOCIATION

INDEPENDENT AUDITOR'S REPORT

To the Members
Hire Quest, LLC

I have audited the accompanying financial statements of Hire Quest, LLC (the "Company", a Florida LLC) which comprise the balance sheet as of December 31, 2017 and the related statements of income and members' capital and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audits. I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, I express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Charles A. Nichols, C.P.A., P.A.
Charles A. Nichols, C.P.A., P.A.

May 9, 2019

Balance Sheets

ASSETS

	12/31/2018	12/31/2017	3/31/2019	3/31/2018
		(Restated)	(Unaudited)	(Unaudited)
CURRENT ASSETS:
Cash	$1,291,316	$275,920	$398,694	$162,241
Trade accounts receivable	20,725,170	19,994,291	22,397,298	20,065,648
Due from affiliates	295,185	749,802	163,163	1,639,630
Prepaid expenses & other current assets	—	1,385	208,874	1,644,596

Total current assets	22,311,671	21,021,398	23,168,029	23,512,115

PROPERTY AND EQUIPMENT:
Land	487,492	511,520	487,492	607,492
Buildings and improvements	1,305,280	1,985,068	1,406,580	1,562,069
Furniture, fixtures and equipment	377,110	615,488	381,698	621,818
Construction in Progress	157,350	—	195,682	—
Less accumulated depreciation	281,351	476,482	295,388	431,691

Property and equipment, net	2,045,881	2,635,594	2,176,064	2,359,688

OTHER ASSETS:
Deposits and other assets	8,334	224,953	8,334	8,334

Total other assets	8,334	224,953	8,334	8,334

TOTAL ASSETS	$24,365,886	$23,881,945	$25,352,427	$25,880,137

See notes to financial statements.

LIABILITIES AND MEMBERS' CAPITAL

	2018	2017	3/31/2019	3/31/2018
		(Restated)	(Unaudited)	(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$53,435	$44,404	$41,024	$49,481
Due to affiliates	7,740,082	820,291	4,646,906	6,920,552
Due to franchisees	620,385	2,087,252	1,978,209	2,305,591
Accrued expenses	1,947,551	2,359,072	2,076,117	2,197,441
Payroll taxes & other payroll deductions payable	504,038	546,024	654,090	616,926
Line of credit	—	—	743,453	—
Current portion on debt - affiliate	—	4,715,634	—	—

Total current liabilities	10,865,491	10,572,677	10,139,799	12,089,991

LONG-TERM LIABILITIES -
Security deposits, franchisees	767,509	677,153	1,798,062	705,262

Total long-term liabilities	767,509	677,153	1,798,062	705,262

MEMBERS' CAPITAL	12,732,886	12,632,115	13,414,566	13,084,884

TOTAL LIABILITIES & MEMBERS' CAPITAL	$24,365,886	$23,881,945	$25,352,427	$25,880,137

See notes to financial statements.

Statements of Income and Members' Capital

	12/31/2018	12/31/2017	3/31/2019	3/31/2018
		(Restated)	(Unaudited)	(Unaudited)
REVENUE:
Franchise royalties	$11,287,518	$9,700,654	$3,156,133	$2,705,584
Labor services, owned location	722,849	591,618	179,747	151,915
Service revenue	955,343	985,428	161,426	195,289
Total revenue	12,965,710	11,277,700	3,497,306	3,052,788

COST OF REVENUE, OWNED LOCATIONS:
Total cost of revenue, owned location	629,449	501,953	149,288	153,215

Gross profit	12,336,261	10,775,747	3,348,018	2,899,573

OPERATING EXPENSES:
Personnel	3,179,908	2,723,291	881,130	704,652
General and administrative expenses	1,954,502	1,797,355	733,473	557,706
Depreciation and amortization	92,608	85,279	14,037	29,844
Management fees	249,292	3,400,355	—	249,292
Total operating expenses	5,476,310	8,006,280	1,628,640	1,541,494

Operating income	6,859,951	2,769,468	1,719,378	1,358,079

OTHER INCOME (EXPENSES):
Interest income	103,372	130,105	154,689	33,811
Miscellaneous income/(expenses)	173,559	(62,430)	28,389	60,879
Interest expense	(19,697)	(297)	(184,972)	(1)

Total other income (expenses)	257,234	67,378	(1,894)	94,689

Net income	7,117,185	2,836,845	1,717,484	1,452,768

MEMBERS' CAPITAL, beginning of year	12,632,115	11,237,852	12,732,889	12,632,116
(as originally reported)
Prior period restatement (Note 6)		(269,372)
Member distributions	(7,016,414)	(1,173,210)	(1,035,807)	(1,000,000)

MEMBERS' CAPITAL, end of year	$12,732,886	$12,632,115	$13,414,566	$13,084,884
(as restated)

See notes to financial statements.

Statements of Cash Flows

	2018	2017	3/31/2019	3/31/2018
		(Restated)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,117,187	$2,836,845	$1,717,484	$1,452,768
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	92,608	85,279	14,037	29,844
(Gain)/Loss on sale of property and equipment	(34,912)	152,969	—	(34,912)
(Increase) decrease in assets:
Accounts receivable - trade	(730,879)	(1,807,754)	(1,672,128)	(71,357)
Due from affiliate	540,117	117,861	143,022	(884,828)
Prepaid expenses and other assets	1,385	1,109,600	(208,874)	(1,426,592)
Increase (decrease) in liabilities:
Accounts payable	9,031	15,584	(12,411)	5,077
Due to affiliate	—	(214,983)	(3,093,177)	6,100,261
Due to franchisees	(1,466,868)	953,439	1,357,824	218,339
Accrued expenses and other payables	(453,510)	415,174	278,621	(90,729)
Net cash provided by operating activities	5,074,159	3,664,014	(1,475,602)	5,297,871

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(411,309)	(2,015,288)	(158,036)	(279,302)
Proceeds from sale of property and equipment	560,277	1,632,049	13,815	560,277
(Increase) decrease in notes receivable - franchisees	(85,500)	353,507	(11,000)	(5,000)
Increase (decrease) in security deposits - franchisees	90,356	43,455	1,030,553	28,109
Net cash provided by investing activities	153,824	13,723	875,332	304,084

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances/(payments) to affiliates	2,803,828	(2,472,077)	—	(4,715,634)
Advances/(payments) to line of credit	—	—	743,453	—
Distributions to members	(7,016,414)	(1,173,210)	(1,035,807)	(1,000,000)
Net cash used in financing activities	(4,212,586)	(3,645,287)	(292,354)	(5,715,634)

NET INCREASE (DECREASE) IN CASH	1,015,397	32,450	(892,624)	(113,679)

CASH, beginning of year	275,920	243,470	1,291,317	275,920
CASH, end of year	$1,291,317	$275,920	$398,693	$162,241

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for interest	$19,697	$297	$30,283	$1

See notes to financial statements.

Supplemental Non-Cash Information: During the year ended December 31, 2018, the Company transferred to HF accounts and notes receivable from franchisees in the amount of $1,764,917, investments of $216,619, and property and equipment in the amount of $383,051. During the three months ended March 31, 2019, the Company transferred to HF property in the amount of $13,815. During 2018, the Company's line of credit with HF expired in March 2018 and the balance of $4,332,583 is now carried as a due to affiliate on demand.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Hire Quest, LLC (the “Company”) was organized under the laws of the State of Florida on June 14, 2002 as a limited liability company.

Nature of Business

The Company provides various types of temporary personnel through franchises and owned locations which are separated into two divisions operating under the trade names “Trojan Labor” and “Acrux Staffing”. Trojan Labor specializes primarily in unskilled industrial and construction personnel. Acrux Staffing specializes primarily in skilled, semi-skilled industrial personnel as well as clerical and secretarial personnel. The terms of the franchise agreements provide, among other things, that the Company will provide the franchisee with (1) training of a designated manager prior to opening for business; (2) technical support; (3) continuing advisory services, including but not limited to, promotional, marketing, business, and operational matters: and (4) access to the Company’s confidential operating manuals. The Company provides staffing, marketing, funding, and administrative services to its franchisees and its owned temporary labor locations.

The following is a summary of significant accounting policies followed by the Company in the preparation of the accompanying financial statements.

The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, for interim financial reporting and rules and regulations of the Securities and Exchange Commission, or the SEC. In the opinion of our management, all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the financial position, results of operations, and cash flows for the fiscal periods presented have been included.

Receivables

Trade receivables - Trade receivables consist of amounts due from customers of franchises and of owned locations for labor services. At December 31, 2018, approximately 99% and 1% of the trade receivable balance were from franchises and owned locations, respectively.

Franchise trade receivables – Trade accounts receivable from regular and temporary employee placement services provided by the franchisee are the exclusive property of the Company who invoices and collects receivables. The accounts receivable balance presented on the Balance Sheet includes unbilled receivables of $300,031, $0, $0, and $2,653,906 as of December 31, 2018 and 2017 and March 31, 2019 and 2018, respectively. To the extent that franchisee receivables remain uncollected beyond forty-two days after the invoice date, interest is charged to the franchise at one-half percent.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies – continued

(1/2%) for each fourteen-day period over forty-two days to a maximum of one and one-half percent (1 1/2%). Franchisee receivables that remain uncollected beyond eighty-four days after the invoice date are charged back to the franchisee. At December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018, there is no allowance for uncollectible accounts for franchise trade receivables.

Owned locations trade receivables - The Company extends credit to customers of its staffing locations in the normal course of business. Receivables are stated at face amount less an allowance for doubtful accounts. The allowance for doubtful accounts is calculated based on management’s review of the current accounts receivable outstanding. Customer balances are charged off when they are deemed uncollectible and recoveries of receivables previously written off are recorded when received. At December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018, there is no allowance for uncollectible accounts for its Corporate owned location receivables.

Due (to) from franchisees – Due to franchisee primarily represents the amounts due the franchisee from franchise trade accounts receivable assigned to the Company, net of advances to franchisees and payment made on their behalf. Due from franchisee represents amounts owed from the franchisee in special situations where revenues did not exceed the related costs. Allowance for uncollectible amounts is based on management’s review of the balance, calculated on a consistent basis and represents the amounts deemed uncollectible and amounted to $25,000, $233,046, $25,000, and $263,046 as of December 31, 2018 and 2017 and March 31, 2019 and 2018, respectively.

Property and equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets of five to thirty-nine years.

Expenditures for property and equipment which substantially increase useful lives are capitalized. Maintenance, repairs, and minor replacement are charged to expense when incurred. Depreciation and amortization expense were $92,608, $85,279, $14,037, and $29,844 for the years ended December 31, 2018 and 2017 and for the three months ended March 31, 2019 and 2018, respectively.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies - continued

Revenue recognition

On January 1, 2019, the company adopted new revenue recognition guidance using the modified retrospective method for all open contracts and related amendments. Results for reporting periods beginning after January 1, 2019 are presented under the new revenue recognition guidance, while prior period amounts were not adjusted and continue to be reported in accordance with historic accounting guidance. The adoption of this new guidance did not have a material impact on the Company’s consolidated financial statements.

Revenue is presented on a net basis as agent as opposed to a gross basis as principal. The Company has determined that net reporting as agent is the appropriate treatment based upon the following analysis:

To identify contracts with its customers for purposes of revenue recognition, the Company generally relies on three documents. The first is a franchise agreement between the Company and its franchisee. This document allocates responsibility to the franchisee to collect the open account with the down-stream customer. The Company and the franchisees agree that when accounts receivable are collected, they are applied to the due to/due from franchisee after the Company collects its royalty and other miscellaneous fees. The parties to the franchise agreement are the franchisee and the Company. The second document is referred to as the Customer Service Agreement, and it identifies parties to the contract, the general terms, rights and obligations of each party, and payment terms. The parties to the Customer Service Agreements are “Trojan Labor” or “Acrux Staffing” and the customer. “Trojan Labor” and “Acrux Staffing” are service marks registered with the United States Patent and Trademark Office, which the Company licenses to the franchisees. The third document is referred to as a Rate Agreement, and it also identifies the parties to the contract, further defines each party’s rights and obligations related to the services to be transferred, and defines payment rates and reiterates the payment terms.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies – continued

The Company’s performance obligations take the form of promised services to the franchisees. It must provide support to them as they fill orders from customers. The Company’s franchisees are ready to provide services or make services available for a customer to use as and when the customer decides. The Company provides its franchisees with a series of distinct services that have the same pattern of transfer:

1.	The franchisee simultaneously receives and consumes the benefits of the Company’s service,

2.	The Company recognizes revenue over time as it transfers services to its franchisees satisfying its performance obligation, and

3.	The Company applies a single method of measuring progress towards its performance obligations, which is consistently applied to similar performance obligations.

The Company determines the transaction price by calculating the royalties on services provided by franchisees to end of the line customers. The royalty ranges from approximately 8% of sales by franchisees to approximately 4% of sales by franchisees. To calculate services provided by franchisees, the Company multiplies the units of actual services received and consumed by the end line customer by the agreed upon rates for said services.

The Company’s performance obligations are to its franchisees. Because its franchisees receive and consume the benefits of its services simultaneously, the Company’s performance obligations are typically satisfied when its services are provided. The Company does not require payment prior to the delivery of service. It allocates the royalty fee to the services it provides to the franchisees in the franchise agreement. It recognizes revenue upon the sale made by the franchisee to the end of the line customer. This is by reviewing sales made by franchisees.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies - continued

Cash

For purposes of the statements of cash flows, the Company considers all highly liquid investments available for current use with a maturity of three months or less to be cash equivalents.

Fair value of financial instruments

The carrying amounts reflected in the balance sheets for cash, accounts and notes receivable, accounts payable, and notes payable approximate the respective fair values due to the short maturities of those instruments.

Advertising Expense

Advertising expense is charged to income during the year in which it is incurred. Advertising expense for the years ended December 31, 2018 and 2017 and for the three months ended March 31, 2019 and 2018 was $6,619, $18,637, $4,822, and $3,332, respectively.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. The member is taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the member in accordance with the Company’s operating agreement.

Concentration of risks

Financial instruments that potentially subject the Company to credit risk consist principally of trade and notes receivables. In general, the Company extends credit terms to its customers and franchisees on an unsecured basis.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 2 – Analysis of Franchise Locations

At December 31, 2018 the Company had ninety-seven (97) franchise locations under sixty-nine (69) franchise agreements and one (1) Company owned location.

The following is an analysis of changes in the number of franchised and owned branch locations:

	December 31,		March 31,
	2018	2017	2019	2018
			(unaudited)
Franchised branches:
In operation, beginning of year	79	72	97	79
Franchises opened or acquired during the year	21	12	2	(1)
Franchises closed	(3)	(5)	(2)	7
In operation, end of year	97	79	97	85

Note 3 – Related Party Transactions

The nature of related parties to the Company for which there were material transactions are as follows.

The Company shares common ownership with Hire Quest Financial LLC (HF), Hire Quest Insurance LLC (HQI), Hire Quest LTS (LTS) and Quadrant Enterprises LLC (QE).

E. Jackson, a member of the Company is majority owner of Jackson Insurance Agency and he and R. Hermanns own a majority of Bass Underwriters.

Members of the Company owned fifty of the ninety-seven, thirty-nine of the seventy-nine, fifty-four of the ninety-seven, and thirty-nine of the eighty-five franchisee branch locations at December 31, 2018 and 2017 and at March 31, 2019 and 2018, respectively. Relatives of Company members owned twenty-seven, eighteen, thirty-two, and twenty franchise locations at December 31, 2018 and 2017 and at March 31, 2019 and 2018 respectively.

Hire Quest Resources, Inc. (HRI) offers information technology services and is owned 50% by the members of the Company.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 3 – Related Party Transactions – continued

Hire Quest Financial LLC (HF)

Prior to March 20, 2018, the Company had an agreement with HF to provide finance and insurance related services and a line of credit (see note 4). The management fees which includes the interest charge on the line of credit are 2% of the franchisee’s sales or $249,292 and $3,400,355 for 2018 and 2017, respectively and are included in the statement of income and members’ capital.

During the year ended December 31, 2018, the Company transferred to HF accounts and notes receivable from franchisees in the amount of $1,764,917 and investments, property, and equipment in the amount of $599,670. Of the notes receivables transferred in 2018, $1,040,000 were transferred during the three months ended March 31, 2018. During the three months ended March 31, 2019, the Company transferred to HF property in the amount of $13,815.

At December 31, 2018 and 2017 and March 31, 2019 and 2018, the Company owes HF $6,756,304, $4,715,634, $6,489,396, and $3,676,552, respectively.

Hire Quest Insurance LLC (HQI)

HQI is a commonly owned captive insurance company. Effective March 1, 2010, the Company purchased a deductible reimbursement insurance policy from HQI to cover losses up to the $500,000 deductible on a workers’ compensation policy the Company has with their insurance carrier.

Premiums paid by the Company to HQI for workers compensation insurance on the franchisee’s behalf during the year ended December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018 were $7,453,030, $6,907,517, $1,781,451, and $1,709,482, respectively. Amounts due to HQI at December 31, 2018 and 2017 and March 31, 2019 and 2018 for workers compensation related matters were $681,811, $631,299, $732,635, and $552,209, respectively.

Hire Quest LTS (LTS)

Hire Quest LTS is a commonly owned organization which employed Company personnel during the year. Payroll service fees paid to LTS during the year ended December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018 were $38,077, $28,944, $6,941, and $9,347, respectively and amounts due to/(from) LTS were $85,417, $ 17,044, $206,558, and $(147,409) as of December 31, 2018 and 2017 and March 31, 2019 and 2018, respectively.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 3 – Related Party Transactions – continued

Quadrant Enterprises LLC (QE)

Quadrant Enterprises LLC is a commonly owned professional employer organization. At December 31, 2017, amounts due from QE were $235,137. There were no amounts due to or from QE at December 31, 2018, March 31, 2019, or March 31, 2018.

Hire Quest Resources, Inc. (HRI)

Amounts due from HRI at December 31, 2018 and 2017 and March 31, 2019 and 2018 were $147,496, $403,496, $11,496, and $969,496, respectively. This balance was paid off subsequent to year end.

Jackson Insurance Agency and Bass Underwriters

Jackson Insurance Agency handles the Company and its franchises’ property and casualty insurance. Premiums paid during the years ended December 31, 2018 and 2017 and three months ended March 31, 2019 and 2018 were $211,544, $146,311, $239,633, and $185,966 respectively.

Members

Transactions and balances regarding franchisees majority owned by members and relatives of members at and for the years ended December 31, 2018 and 2017 and at and for the three months ended March 31, 2019 and 2018 are included in the accompanying financial statement captions as follows:

	2018	2017	3/31/19	3/31/18
			(unaudited)
Due to(from) franchisees (balance sheet liability)	$(254,943)	$(770,173)	$146,574	$93,556
Franchise royalties (income statement revenue)	$5,900,637	$5,254,403	$1,755,410	$1,500,658
Risk Management Incentive Program for franchisees	$988,562	$948,282	$1,430,565	$1,122,818

Note 4 – Debt

On March 20, 2018, the Company entered into a line of credit agreement with a financial institution with maximum borrowings of $5,000,000, interest at 1.75% above the one-month LIBOR rate (3.179% at December 31, 2017) and a maturity date of April 30, 2021. The line is collateralized by substantially all Company assets and contains certain restrictive covenants. There were no borrowings on the line of credit at December 31, 2018 or March 31, 2018, and there was $743,453 borrowed as of March 31, 2019.

HIRE QUEST, LLC

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2018 and 2017 (Audited)

and For the Three Months Ended March 31, 2019

and 2018 (Information and amounts are unaudited)

Note 4 – Debt - continued

Prior to March 20, 2018, the Company had a line of credit with HF (see note 3) with maximum borrowings of $16,000,000. The line was collateralized by substantially all Company assets and the personal guarantee of the CEO of the Company. In lieu of interest, use of the line of credit is included in the management fee of 2% of franchisee sales. Amounts due on the line of credit with HF were $4,715,634 as of December 31, 2017.

Note 5 - Employee Retirement Plan

The Company has a 401(k) Plan (the “Plan”) for employees meeting certain eligibility requirements. The plan allows eligible employees to make annual pre-tax contributions up to the lesser of 20% of their eligible compensation or the limit established by the Internal Revenue Service. Matching contributions to the employees’ account were $49,831, $47,524, $16,639, and $13,730 for the years ended December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018, respectively.

Under the Plan, the Company may also make discretionary non-elective contributions. For the years ended December 31, 2018 and 2017 and the three months ended March 31, 2019 and 2018 no discretionary non-elective contributions were made by the Company.

Note 6 – Correction of Prior Period Errors

Subsequent to the issuance of the Company’s financial statements as of December 31, 2017, management discovered financial statement errors that caused an overstatement of cash and franchise royalties since 2015. The cumulative effect of the change was an overstatement of December 31, 2016 (the beginning of the earliest period presented) previously reported members’ capital in the amount of $269,372. The error related to the improper reconciliation of the Company’s paycard bank account (included in balance sheet cash) used to fund the Company’s daily payroll requirements.

Additionally, management corrected certain other immaterial errors in property and equipment and accrued liabilities and reclassified certain current assets, current liabilities, and revenues.

Note 6 – Correction of Prior Period Errors - continued

The following summarizes the prior period adjustments referred to above for each period presented:

Balance Sheet Extracts

December 31, 2017

	Previously
	Reported	Correction	Restated
Cash	$594,702	$(318,781)	$275,921
Accounts receivable	22,809,506	(2,815,215)	19,994,291
Current liabilities	13,385,036	(2,812,359)	10,572,677
Members' capital	12,953,752	(321,637)	12,632,115

Statement of Income Extracts

December 31, 2017

	Previously
	Reported	Correction	Restated
Franchise royalties	$11,183,660	$(1,483,006)	$9,700,654
Service revenue	—	985,428	985,428
Labor services, owned location	598,994	(7,375)	591,618
Operating expenses	9,346,370	1,340,090	8,006,280
Other income (expenses)	824,971	(887,401)	(62,430)

Decrease in net income		(52,264)

******